FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Ed Lockwood	Meggan Powers
Sr. Director, Investor Relations	Sr. Director, Corporate Communications
(408) 875-9529	(408) 875-8733
ed.lockwood@kla-tencor.com	meggan.powers@kla-tencor.com
KLA-TENCOR REPORTS FISCAL 2014 FIRST QUARTER RESULTS
MILPITAS, Calif., October 24, 2013 - KLA-Tencor Corporation (NASDAQ: KLAC) today announced operating results for its first quarter of fiscal year 2014, which ended on September 30, 2013, and reported GAAP net income of $111 million and GAAP earnings per diluted share of $0.66 on revenues of $658 million.
“KLA-Tencor delivered solid results for the first quarter of fiscal year 2014, generating revenue and EPS in the upper half of the guided range for the period, and new orders well above the upper end of the range,” commented Rick Wallace, president and CEO of KLA-Tencor. “Our results demonstrate strong operational execution and financial performance as we address our customers' most critical yield challenges at the leading edge. With our market leadership and customer focus, we believe we will benefit from opportunities for continued growth as our customers execute their next-generation technology investments at the leading edge.”

GAAP Results
	Q1 FY 2014	Q4 FY 2013	Q1 FY 2013
Revenues	$658 million	$720 million	$721 million
Net Income	$111 million	$135 million	$135 million
Earnings per Diluted Share	$0.66	$0.80	$0.80

Non-GAAP Results
	Q1 FY 2014	Q4 FY 2013	Q1 FY 2013
Net Income	$115 million	$139 million	$142 million
Earnings per Diluted Share	$0.68	$0.82	$0.84
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release. Non-GAAP results include the impact of stock-based compensation, but exclude the impact of acquisitions, restatement and restructuring related items, and certain discrete tax items.
KLA-Tencor will discuss the results for its fiscal year 2014 first quarter, along with its outlook, on a conference call today beginning at 2:00 p.m. Pacific Daylight Time. A webcast of the call will be available at: www.kla-tencor.com
Forward-Looking Statements:
Statements in this press release other than historical facts, such as statements regarding KLA-Tencor's ability to maintain its market leadership position, trends in the semiconductor industry relating to process control adoption and next-generation technology investment by KLA-Tencor's customers, and KLA-Tencor's anticipated future performance, are forward-looking statements, and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations, and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: the demand for semiconductors; the financial condition of the global capital markets and the general macroeconomic environment; new and enhanced product and technology offerings by competitors; cancellation of orders by customers; the ability of KLA-Tencor's research and development teams to successfully innovate and develop technologies and products that are responsive to customer demands; KLA-Tencor's ability to successfully manage its costs; market acceptance of the company's existing and newly issued products; and changing customer demands. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this release, please refer to KLA-Tencor's Annual Report on Form 10-K for the year ended June 30, 2013, subsequently filed Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). KLA-Tencor assumes no obligation to, and does not currently intend to, update these forward-looking statements.

About KLA-Tencor:
KLA-Tencor Corporation (NASDAQ: KLAC), a leading provider of process control and yield management solutions, partners with customers around the world to develop state-of-the-art inspection and metrology technologies. These technologies serve the semiconductor, LED and other related nanoelectronics industries.  With a portfolio of industry-standard products and a team of world-class engineers and scientists, the company has created superior solutions for its customers for more than 35 years. Headquartered in Milpitas, California, KLA-Tencor has dedicated customer operations and service centers around the world. Additional information may be found at www.kla-tencor.com. (KLAC-F)
Use of Non-GAAP Financial Information:
The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA-Tencor's financial results presented in accordance with United States GAAP.
To supplement KLA-Tencor's condensed consolidated financial statements presented in accordance with GAAP, the company provides certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user's overall understanding of KLA-Tencor's operating performance and its prospects in the future. Specifically, KLA-Tencor believes that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to KLA-Tencor's financial performance by excluding certain costs and expenses that the company believes are not indicative of its core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

KLA-Tencor Corporation
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	September 30, 2013	June 30, 2013
ASSETS
Cash, cash equivalents and marketable securities	$2,951,875	$2,918,881
Accounts receivable, net	440,674	524,610
Inventories	660,276	634,448
Other current assets	301,913	273,564
Land, property and equipment, net	319,837	305,281
Goodwill	326,556	326,635
Purchased intangibles, net	30,022	34,515
Other non-current assets	252,399	269,423
Total assets	$5,283,552	$5,287,357
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$114,716	$115,680
Deferred system profit	165,931	157,965
Unearned revenue	54,363	60,838
Other current liabilities	500,100	527,049
Total current liabilities	835,110	861,532
Non-current liabilities:
Long-term debt	747,511	747,376
Pension liabilities	59,578	57,959
Income tax payable	58,995	59,494
Unearned revenue	54,918	42,228
Other non-current liabilities	36,277	36,616
Total liabilities	1,792,389	1,805,205
Stockholders' equity:
Common stock and capital in excess of par value	1,178,784	1,159,565
Retained earnings	2,344,270	2,359,233
Accumulated other comprehensive income (loss)	(31,891)	(36,646)
Total stockholders' equity	3,491,163	3,482,152
Total liabilities and stockholders' equity	$5,283,552	$5,287,357

KLA-Tencor Corporation
Condensed Consolidated Unaudited Statements of Operations

	Three months ended September 30,
(In thousands, except per share data)	2013	2012
Revenues:
Product	$501,740	$574,078
Service	156,597	146,631
Total revenues	658,337	720,709
Costs and operating expenses:
Costs of revenues	277,657	317,225
Engineering, research and development	132,273	119,742
Selling, general and administrative	98,496	97,185
Total costs and operating expenses	508,426	534,152
Income from operations	149,911	186,557
Interest income and other, net	(10,047)	(10,015)
Income before income taxes	139,864	176,542
Provision for income taxes	28,667	41,175
Net income	$111,197	$135,367
Net income per share:
Basic	$0.67	$0.81
Diluted	$0.66	$0.80
Cash dividends declared per share	$0.45	$0.40
Weighted average number of shares:
Basic	165,886	166,531
Diluted	168,734	169,824

KLA-Tencor Corporation
Condensed Consolidated Unaudited Statements of Cash Flows

	Three months ended
	September 30,
(In thousands)	2013	2012
Cash flows from operating activities:
Net income	$111,197	$135,367
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,637	24,016
Asset impairment charges	—	1,327
Non-cash stock-based compensation expense	19,219	18,984
Excess tax benefit from equity awards	(18,605)	(7,026)
Net gain on sale of marketable securities and other investments	(234)	(309)
Changes in assets and liabilities:
Decrease in accounts receivable, net	85,771	166,855
Increase in inventories	(29,805)	(39,289)
Decrease (increase) in other assets	(9,425)	19,676
Decrease in accounts payable	(1,058)	(23,104)
Increase (decrease) in deferred system profit	7,966	(5,292)
Decrease in other liabilities	(8,415)	(45,812)
Net cash provided by operating activities	177,248	245,393
Cash flows from investing activities:
Capital expenditures, net	(21,751)	(20,272)
Purchase of available-for-sale securities	(348,031)	(448,149)
Proceeds from sale of available-for-sale securities	203,541	227,568
Proceeds from maturity of available-for-sale securities	32,058	75,578
Purchase of trading securities	(20,851)	(11,168)
Proceeds from sale of trading securities	18,366	9,322
Net cash used in investing activities	(136,668)	(167,121)
Cash flows from financing activities:
Issuance of common stock	41,047	23,250
Tax withholding payments related to vested and released restricted stock units	(48,264)	(18,961)
Common stock repurchases	(60,504)	(68,317)
Payment of dividends to stockholders	(74,617)	(66,629)
Excess tax benefit from equity awards	18,605	7,026
Net cash used in financing activities	(123,733)	(123,631)
Effect of exchange rate changes on cash and cash equivalents	2,712	4,007
Net decrease in cash and cash equivalents	(80,441)	(41,352)
Cash and cash equivalents at beginning of period	985,390	751,294
Cash and cash equivalents at end of period	$904,949	$709,942
Supplemental cash flow disclosures:
Income taxes paid, net	$19,052	$27,909
Interest paid	$217	$233
Non-cash investing activities:
Purchase of land, property and equipment	$1,798	$—

KLA-Tencor Corporation
Condensed Consolidated Unaudited Supplemental Information
(In thousands, except per share data)
Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three months ended
		September 30, 2013	June 30, 2013	September 30, 2012
GAAP net income		$111,197	$134,770	$135,367
Adjustments to reconcile GAAP net income to non-GAAP net income
Acquisition related charges	a	4,169	4,169	6,886
Restructuring, severance and other related charges	b	1,237	1,418	3,134
Income tax effect of non-GAAP adjustments	c	(1,672)	(1,776)	(2,979)
Non-GAAP net income		$114,931	$138,581	$142,408
GAAP net income per diluted share		$0.66	$0.80	$0.80
Non-GAAP net income per diluted share		$0.68	$0.82	$0.84
Shares used in diluted shares calculation		168,734	168,685	169,824
Pre-tax impact of items included in Consolidated Statements of Operations

	Acquisition related charges	Restructuring, severance and other related charges	Total pre-tax GAAP to non-GAAP adjustment
Three months ended September 30, 2013
Costs of revenues	$1,921	$651	$2,572
Engineering, research and development	836	306	1,142
Selling, general and administrative	1,412	280	1,692
Total in three months ended September 30, 2013	$4,169	$1,237	$5,406
Three months ended June 30, 2013
Costs of revenues	$1,921	$950	$2,871
Engineering, research and development	836	514	1,350
Selling, general and administrative	1,412	(46)	1,366
Total in three months ended June 30, 2013	$4,169	$1,418	$5,587
Three months ended September 30, 2012
Costs of revenues	$4,560	$—	$4,560
Engineering, research and development	836	—	836
Selling, general and administrative	1,490	3,134	4,624
Total in three months ended September 30, 2012	$6,886	$3,134	$10,020

To supplement our condensed consolidated financial statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

a.
Acquisition related charges include amortization of intangible assets associated with acquisitions. Management believes that the expense associated with the amortization of acquisition related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives, and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both KLA-Tencor’s newly acquired and long-held businesses. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

b.
Restructuring, severance and other related charges include costs associated with the company’s decision in the first quarter of fiscal year 2013 to exit from the solar inspection business, as well as those associated with reductions in force. Management believes that it is appropriate to exclude these items as they are not indicative of ongoing operating results and therefore limit comparability. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

c.
Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above. Management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.